EXHIBIT 5.1




                                   LAW OFFICES
            STEARNS WEAVER MILLER WEISSLER ALHADEFF & SITTERSON, P.A.
                                  MUSEUM TOWER
                             150 WEST FLAGLER STREET
                              MIAMI, FLORIDA 33130
                                    _________
                  MIAMI (305) 789-3200 - BROWARD (305) 463-5440
                               FAX (305) 789-3395



                               September 10, 1997

Pan Am Corporation
9300 N.W. 36th Street
Miami, Florida  33178

        RE:    PAN AM CORPORATION
               REGISTRATION STATEMENT ON FORM S-3

Gentlemen:

        As counsel to Pan Am Corporation, a Florida corporation (the "Corporation"), we have examined the Articles of Incorporation and Bylaws of the Corporation as well as such other documents and proceedings as we have considered necessary for the purposes of this opinion. We have also examined and are familiar with the Corporation's Registration Statement on Form S-3 (the "Registration Statement") as filed with the Securities and Exchange Commission under the Securities Act of 1933, relating to 7,500,000 shares (the "Shares") of the Corporation's common stock, par value $.0001 per share (the "Common Stock") issuable by the Corporation upon conversion of the Company's Series A Preferred Stock, par value $.0001 per share (the "Series A Preferred Stock"), the Company's Series B Preferred Stock, par value $.0001 per share (the "Series B Preferred Stock" and together with the Series A Preferred Stock, the "Preferred Stock") and upon the exercise of certain outstanding warrants to purchase shares of Common Stock (the "Warrants").

        In rendering this opinion, we have undertaken no independent review of the operations of the Corporation. Instead, we have relied solely upon the documents described above. In examining such documents, we have assumed, without independent investigation: (i) the authenticity of all documents submitted to us as originals; (ii) the conformity to original documents of all documents submitted to us as certified or photostatic copies; (iii) the authenticity





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of the originals of such latter documents; (iv) that all factual information supplied to us is accurate, true and complete; and (v) the genuineness of all signatures. In addition, as to questions of fact material to the opinions expressed herein, we have relied upon the accuracy of: (i) all representations and warranties as to factual matters contained in any of the documents submitted to us for purposes of rendering the opinion; and (ii) factual recitals made in the resolutions adopted by the Board of Directors of the Company. We have also assumed that the exercise price of each Share will be in excess of the par value of the Common Stock. We express no opinion as to federal securities laws or the "blue sky" laws of any state or jurisdiction.

        Based upon the foregoing, and having regard to legal considerations which we deem relevant, we are of the opinion that the Shares registered under the Registration Statement will, if and when issued and delivered by the Corporation in accordance with the terms of the Preferred Stock and Warrants, be legally issued, fully paid and non-assessable.

        This opinion is intended solely for the Corporation's use in connection with the registration of the shares and may not be relied upon for any other purpose or by any other person. This opinion may not be quoted in whole or in part or otherwise referred to or furnished to any other person except in response to a valid subpoena. This opinion is limited to the matters expressly stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. This opinion is rendered as of the date hereof, and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur. We hereby consent to the inclusion of this opinion letter as an exhibit to the Registration Statement.

                      Very truly yours,

                      STEARNS WEAVER MILLER WEISSLER
                      ALHADEFF & SITTERSON, P.A.